Exhibit 3(i)

                          CERTIFICATE OF INCORPORATION
                                ULTIMISTICS INC.

I, the undersigned natural person of the age of eighteen (18) years or more, acting as Incorporator of a corporation under the General Corporation Law of Delaware do hereby adopt the following Articles of Incorporation for such CORPORATION.

                                    ARTICLE I
                                      NAME

The name of the CORPORATION is ULTIMISTICS INC.

                                   ARTICLE II
                     REGISTERED OFFICE AND REGISTERED AGENT

The address of the CORPORATION's registered office in the State of Delaware is THE COMPANY CORPORATION 725 Market Street in the Ciry of Wilmington, and County of New Castle The name of its registered agent at such address is THE COMPANY CORPORATION.

                                   ARTICLE III
                                    PURPOSES

The purposes of which the CORPORATION is organized are:

A. To purchase receive by way of of subscribe for, invest in, and in all other ways acquire, import, lease, possess, maintain, handle on consignment, own, hold for investment or otherwise use, enjoy, exercise, operate, manage, conduct, perform, make, borrow, contract in respect of, trade and deal in, sell, exchange, let, lend, export, mortgage, pledge, deed in trust, hypothecate, encumber, transfer, assign and in all other ways dispose of, design, develop, invent, improve, equip, repair, alter, fabricate, assemble, build, construct, operate, manufacture, plant cultivate, produce, market and in all other ways (whether like or unlike any of the foregoing), deal in and with property of every kind and character, real personal, or mixed, tangible or intangible wherever situated and however held, including, but not limited to, money, credits, choses in action, securities stocks, bonds, warrants, script, certificates, debentures, mortgages, notes, commercial paper, and other obligations and evidences of indebtedness of any government or subdivision or agency thereof, documents of title and accompanying rights, and every other kind and character of personal property real property (improved and unimproved), and the products and avails thereof, and every character of interest therein and appurtenance thereto, including but not limited to, mineral, oil, gas and water rights, all or any part of any going business and its incidents, franchises, subsidies, characters, concessions, grants, rights, powers, or privileges, granted or conferred by any government or subdivision or agency thereof, and any interest in or part of any of the foregoing and to exercise in respect thereof all of the rights, powers, privileges, and immunities of individual owners or holders thereof.

B. To establish, maintain, and conduct any sales, service or merchandising business in all its aspects for the purpose of selling, purchasing, licensing, renting, leasing, operating, franchising and otherwise dealing with personal services, instruments, machines, appliances, inventions, trademarks, tradenames, patents, priviledges, processes, improvements, copyright and personal property property of all kinds and descriptions.

C. To serve as manager, consultant, representative, agent or advisor for other persons, associations, corporations, partnerships and firms.

D. To purchase, take, receive, leave or otherwise acquire, own, hold, use improve, and otherwise deal in and with, sell, convey, mortgage, pledge, lease, exchange, transfer and otherwise dispose of liens, real estate, real properly, chattels real and estates, interests and rights and equities of all kinds of lands; and to engage in the business of managing, supervising, and operating real property, buildings and structures, to negotiate and consummate for itself or for others leases with respect to such properties, to enter into contracts and arrangements other as principal or as agent for the maintenance, repair and improvement of any property managed, supervised or operated by the CORPORATION; to engage in and conduct or authorize, license and permit others to engage in and conduct any business or activity incident, necessary, advisable or advantageous to the ownership of property, buildings and the structures, managed, supervised, or operated by the CORPORATION.

E. To enter into or become an associate, member, shareholder, or partner in any firm, association, partnership (whether limited, general or otherwise), company, joint stock company, syndicate or corporation, domestic or foreign, formed or to be formed to accomplish any lawful purpose, and to allow or cause the title o any estate, right or interest in any property (whether real, personal or mixed), owned, acquired controlled, or operated by or in which the CORPORATION has an interest, to remain or be vested or registered in the name of or operated by any firm, association, partnership (whether limited, general or otherwise), company, joint stock company, syndicate or corporation, domestic or foreign, formed to accomplish any of the purposes enumerated herein.

F. To acquire the goodwill, rights, assets and property, and to undertake or assume the whole, or any part of, theobligations for liabilities of any person, firm, association or corporation.

G.. To hire and employ agents, servants, and employees, to enter into agreements of employment and collective bargaining agreements, and to act as agent, contractor, factor, or otherwise, either alone or in company with others.

H. To promote or aid in any manner, financially or otherwise, any person, firm, association, or corporation, including its employees, officers and directors if such aid reasonably may be expected to benefit directly or indirectly, the CORPORATION.

I. To let concessions to others to do any of the things that this CORPORATION is empowered to do, and to enter into, make, perform, and carry out contracts and arrangements of every kind and character with any person, firm, association, or corporation, or any government or authority or subdivision or agency thereof.

J. To carry on any business whatsoever that this CORPORATION may deem proper or convenient in connection with any of the foregoing purposes or otherwise, or that it may deem calculated, directly or indirectly, to improve the interest of this CORPORATION, and to have and to exercise all powers conferred by the law laws of the State of Delaware on corporations formed under the laws pursuant to which and under which this CORPORATION is formed, as such laws are now in effect or may at any time hereafter be amended, and to do any and all things hereinabove set forth to the same extent and as fully as natural persons might or could do, either along or in connection with other persons, firms, associations or corporations, and in any, part of the world.

K To transact any business and to engage in lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware, as amended, or which may be authorized in the future by amendment thereto.

L. The foregoing statement of purposes shall be construed as a statement of both purposes and powers, shall be liberally construed in aid of the powers of this CORPORATION, and the powers and purposes stated in each clause shall not, except where otherwise stated, be limited or restricted by any term or provision of any other clause and shall be regarded not only as independent purposes, but the purposes and powers stated shall be construed distributively as each object expressed, and the enumeration as to specific powers shall not be construed as to limit in any manner the aforesaid general powers, but are in furtherance of, and in addition to one not in of said general powers.

                                   ARTICLE IV
                                 SHARES OF STOCK

The total number of shares of stock which the CORPORATION shall have authority to issue is Fifty Million (10,000,000) shares of Common Stock, and Ten Million (10,000,000) shares of Preferred Stock. The par value of each of such shares ($0.00001) amounting in the aggregate to Six Hundred Dollars ($600).

                                    ARTICLE V
                                  INCORPORATOR

The name and mailing address of the Incorporator of the CORPORATION is as follows:

Timothy P. Halter - 1441 Marvin D. Love Freeway Suite 2000, Dallas, Texas 75237

                                   ARTICLE VI
                                    DIRECTORS

The name and mailing address of each person who is to serve as a director of the
CORPORATION   until  the  first  annual  meeting  of  the  shareholders  of  the
CORPORATION or until their successor is elected and qualified is as follows:

Timothy P. Halter 7441 Marvin D. Love Freeway. Suite 2000. Dallas, Texas 75237 Kevin B. Halter 7441 Marvin D. Love Freeway Suite 2000, Dallas, Texas 75237 Richard L Elrod 7441 Marvin D. Love Freeway, Suite 2000, Dallas, Texas 75237 James H. Smith - 7441 Marvin D. Love Freeway. Suite 2000, Dallas, Texas 7.5237

                                   ARTICLE VII
                                    DURATION

The period of duration of the CORPORATION is perpetual.

                                  ARTICLE VIII
                              ELECTION OF DIRECTORS

Elections of directors of the Corporation need not be by written ballot unless the By-Laws of the CORPORATION shall so provide.

                                   ARTICLE IX
                            MEETINGS OF SHAREHOLDERS

Meetings of shareholders of the CORPORATION may be held within or without the State of Delaware, as the By laws of the CORPORATION may provide.

                                    ARTICLE X
                                   AMENDMENTS

The CORPORATION reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by the Delaware statutes, and all rights conferred upon shareholders herein are granted subject to this reservation.

THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, does make this certificate hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 11th day of October, 1988.

/s/ Timothy P. Halter
Timothy P. Halter

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 08/12/1994
944151503 - 2175229

       RENEWAL, REVIVAL AND RESTORATION OF CERTIFICATE OF INCORPORATION OF
                                ULTIMISTICS INC.

Pursuant to Title 8, Section 312,  Delaware Code, the General  Corporation  Law,
the   undersigned,   being  the  President  of  Ultimistics   Inc.,  a  Delaware
corporation, (the "Corporation"), hereby certifies as follows:

l. The name of the Corporation is Ultimistics Inc.and the date of filing of its original certificate of incorporation with the Secretary of State is October 12, 1988.

2. The address of the Corporation's registered office in the State of Delaware is Suite L-100, 32 Loockerman Square, Dover, Delaware 19904, being in Kent County, and the name of the registered agent at said address is The Prentice-Hall Corporation System, Inc.

3. The Corporation shall have perpetual existence.

4. The Corporation was organized under the General Corporation Law of the State of Delaware on October 12, 1988.

5. The certificate of incorporation of the Corporation has become inoperative by law for nonpayment of taxes as of March 1, 1991.

6. This certificate of renewal, revival and restoration is filed by authority of directors elected by the stockholders pursuant to Subsection (h) of said Section
312. The date the Certificate of Incorporation shall be restored and revived and shall become fully operative is February 28, 1991.

IN WITNESS WHEREOF, Ultimistics Inc. has caused this certificate of renewal, revival and restoration to be signed by its president on July 22, 1994.
                                       Ultimistics Inc.
Attest:
                                       By: /s/ Jean-Jacques Dahan
                                       Jean-Jacques Dahan, President
Secretary  /s/ Jean Jacques Dahan

I, Jean Jacques Dahan, hereby acknowledge that the within instrument is the act and deed of Ultimistics Inc. and that the facts stated therein are true.
                                                    /s/ Jean Jacques Dahan
                                                    Jean Jacques Dahan
PROVINCE OF BRITISH COLUMBIA   }
COUNTY OF                                             } ss:

The foregoing instrument was acknowledged before me, the undersigned Notary Public, this 22 day of July, 1994, by Jean Jacques Dahan, as President of Ultimistics Inc., a Delaware corporation, and attested by him as its Secretary, on behalf of the corporation. He is personally known to me or produced BC 4774223 (e.g. driver's license) as identification and did take an oath.

(SEAL)                                    /s/ Jay Sujir
                                          (print name) Jay Sujir
                                         Notary Public; Serial Number N/A
                                         Commission Expires

                            CERTIFICATE OF AMENDMENT
                                       TO
                      CERTIFICATE OF INCORPORATION AMENDED
                                       OF
                                ULTIMISTICS INC.

Pursuant to the provisions of 242, Del. Code, the Delaware General Corporations Law, Ultimistics Inc., a Delaware corporation, does hereby amend its Certificate of Incorporation, as amended, as follows:

         1. The total number of shares of common stock which the Corporation shall be authorized to issue is hereby increased to one hundred million
(100,000,000) shares from fifty million (50,000,000) shares, par value of $0.00001 per share.

         2. Except as provided herein, all other provisions of the Certificate of Incorporation, as amended and in effect prior to the date hereof shall be unchanged and in full force and effect.

         3. The within amendment to the Corporation's Certificate of Incorporation, as amended, has been approved, upon the recommendation of the Board of Directors, by a favorable vote not less than the number of shares required to approve such amendment.

         IN WITNESS WHEREOF, the undersigned officer of Ultimistics Inc., duly authorized hereunto, has executed under penalties of perjury the within Articles of Amendment, the facts stated within being true, this 8th day of August, 1995 as the act and deed of the Corporation and caused this Certificate to be filed in the appropriate offices in the State of Delaware, effective upon the filing thereof:

[CORPORATE SEAL]                                     Ultimistics Inc.

Attest:
                                                     By: /s/ Michel Ladovitch
/s/                                                 Michel Ladovitch, President
Secretary or Ass't Secretary

STATE OF NEW YORK                       }
COUNTY OF                                         }  ss:

The foregoing instrument was acknowledged before me, the undersigned Notary Public, this 8th day of August, 1995 under penalties perjury by Michel Ladovitch as President of Ultimistics, Inc., who states that the facts set forth therein are true and that it is the act and deed of the corporation. He is personally known to me or produced
               (e.g. driver's license) as identification.

(SEAL)
                                                 (print name)
/s/ Leon B. Lipkin                                Notary Public; Serial Number
LEON B. LIPKIN                                    Commission Expires
Notary, Public, State of New York
No. 41-4981011
Qualified in Queens County
Commission expires May 8, 1997